Exhibit 4.1

                              Amended and Restated
                         OAO Technology Solutions, Inc.
                          Employee Stock Purchase Plan

The following constitute the provisions of the Amended and Restated Employee Stock Purchase Plan ("Plan") of OAO Technology Solutions, Inc.

     1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code (as defined below). The provisions of the Plan shall be construed accordingly, so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.

          a)   "Act" shall mean the Securities Exchange Act of 1934, as amended.

          b)   "Board" shall mean the Board of Directors of the Company.

          c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          d) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

          e) "Committee" shall mean the committee appointed pursuant to Paragraph 11.

          f) "Company" shall mean OAO Technology Solutions, Inc., a Delaware corporation, or any successor which adopts this Plan.

          g) "Compensation" shall mean the base pay or regular straight-time earnings as in effect at the beginning of each Offering Period.

          h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of Paragraph 9(b).

          i) "Designated Subsidiary" shall mean any Subsidiary that has adopted the Plan in accordance with Paragraph 29.

          j)   "Eligible  Employee"  shall have the meaning defined in Paragraph
               3(a).

          k)   "Employee" shall mean any person, including an officer, who is

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               customarily  employed for at least 20 hours per week and for more than five months in the calendar year by an Employer, provided, however, that no individual shall be considered an Employee for purposes of this Plan if a country's law prohibits the granting of options under this Plan to individuals who are citizens of that country. The determination of whether an individual is an Employee for purposes of this Plan shall be made in accordance with the rules under Section 3401(c) of the Code and the Treasury Regulations thereunder.

          l) "Employer" shall mean the Company and each of its Designated Subsidiaries.

          m)   "Enrollment  Date"  shall  mean the  first  day of each  Offering
               Period.

          n) "ESPP Enrollment/Change Form" shall mean the form attached as Exhibit A. This form will determine the employee's status as to enrollment, authorization for payroll deductions, withdrawal from the Plan, the designation of beneficiaries, termination from the Plan and the indemnification of the Company and its affiliates as stated in the form.

          o)   "Exercise Date" shall mean the last day of each Offering Period.

          p)   "Exercise  Price"  shall have the meaning as defined in Paragraph
               6(b).

          q) "Offering Period" shall mean that period to be determined by the Committee beginning on the date Eligible Employees are offered the opportunity to purchase shares hereunder. The initial Offering Period shall be February 1, 1999 and shall end March 31, 1999. Thereafter and until changed by the Committee, in its sole and absolute discretion, a new Offering Period shall begin on the first day of each calendar quarter beginning April 1, July 1, October 1 and January 1 and shall conclude the last day of each such quarter June 30, September 30, December 31 and March 31.

          r) "Participant" shall mean an Eligible Employee who has elected to participate herein by authorizing payroll deductions pursuant to Paragraph 4.

          s) "Payroll Deduction Account" shall mean the separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to Paragraph 5.

          t) "Plan" shall mean the OAO Technology Solutions, Inc. Employee Stock Purchase Plan.

          u)   "Share" shall mean a share of Common Stock.

          v)   "Subsidiary" shall mean a corporation, domestic or foreign, of


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               which at the  time of the  granting  of the  option  pursuant  to
               Paragraph 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.

          (a) General Rule. Any Employee on an Enrollment Date shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of Paragraph 4(a) and the limitations imposed by
               Section 423(b) of the Code.

          (b)  Exceptions.   Any   provisions   of  the  Plan  to  the  contrary
               notwithstanding, no Employee shall be an Eligible Employee if:


     (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own stock (including, for purposes of this Paragraph 3(b), any stock he or she may acquire upon exercise of outstanding options) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with Section 423(b)(3) of the Code; or


     (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

     4.   Participation.

          (a) An Eligible Employee may become a Participant in the Plan by completing an ESPP Enrollment/Change Form authorizing payroll deductions, in a form substantially similar to Exhibit A attached to this Plan ("ESPP Enrollment/Change Form"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the ESPP Enrollment/Change Form is set by the Committee for all Eligible Employees with respect to a given Offering Period.

          (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Paragraph 9.

          (c) An Eligible Employee may waive his or her right to participate for

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          any Offering  Period by  declining  to authorize a payroll  deduction.
          Such declination must be filed in writing in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this paragraph, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he or she
          files   additional   written   declinations  in  accordance  with  the
          provisions of this paragraph.

     5.   Payroll Deductions.

          (a) At the time a Participant files his or her ESPP Enrollment/Change Form, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than 1% nor more than 15% of the Compensation which he or she receives on each pay date during the Offering Period.

          (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.

          (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to Paragraph 9 are permitted.

     6.   Grant of Option.

          (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase up to a number of whole Shares determined by dividing 15% of the Participant's Compensation by the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in Paragraph 3(b) or Paragraph 10(a) hereof. The fair market value of a Share shall be determined as provided in Paragraph 6(b).

          (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee but shall not be less than the lower of: (i) 85% of the fair market value of a Share on the Enrollment Date, or (ii) 85% of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be the closing price of such Share as reported by the NASDAQ National Market or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading),


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          unless the Shares  cease to be traded on a national  exchange.  If the
          Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with
          Section 423 of the Code or the regulations thereunder.

          (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.

     7. Exercise of Option. The Participant's option for the purchase of Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in Paragraph 9. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant. Any amount remaining in the Participant's Payroll Deduction Account after the Offering Period shall be held in the Payroll Deduction Account until the next Offering Period, unless the Offering Period has been oversubscribed or has terminated, in which case such amount shall be refunded to the Participant.

     8. Delivery. As soon as practicable after the Exercise Date, the Committee shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option.

     9.   Withdrawal; Termination of Employment.

          (a) A Participant may stop payroll deductions at any time by giving written notice to the Committee on a form substantially similar to Exhibit A attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account accrued to purchase Shares will be used to purchase Shares for that Participant on the next Exercise Date. A written notice to drop enrollment shall terminate the Participant's participation for the Offering Period in which the drop enrollment is submitted. No further payroll deductions for the purchase of Shares will be made during the Offering Period.

          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds 90 days, such Participant shall be deemed to have


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          terminated  employment  on the  91st  day of such  leave  of  absence.
          Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new ESPP Enrollment/Change Form is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.

     10.  Shares.

          (a) The maximum number of Shares which shall be made available for sale under the Plan shall be 2,000,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph
          16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new ESPP Enrollment/Change Form under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of federal or state securities laws.

          (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.

     11. Administration. The Plan shall be administered by a Committee appointed by the Board. Such Committee shall have all powers with respect to the Plan, except for amending or terminating the Plan as set forth in Paragraph 17 hereof.

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          (a)  Each  member  of  the  Committee  shall  serve  until  his or her successor is appointed. Any member of the Committee may be removed at any time by the Board, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign by giving 30 days written notice to the Company.

          (b) The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Committee.

          (c) The Committee shall have the following powers and duties:

               (1) To direct the administration of the Plan in accordance with the provisions herein set forth;

               (2) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

               (3) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, the eligibility of an Employee to participate in the Plan;

               (4) To enforce the terms of the Plan and the rules and regulations it adopts;

               (5)  To  direct  the   distribution   of  the  Shares   purchased
                    hereunder;

               (6) To furnish the Employer with information which the Employer may require for tax or other purposes;

               (7) To engage the service of counsel (who may, if appropriate, be counsel for an Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

               (8) To prescribe procedures to be followed by Participants in electing to participate herein;

               (9)  To  receive  from  each  Employer  and from  Employees  such
                    information   as  shall   be   necessary   for  the   proper
                    administration of the Plan;

               (10) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

               (11) To interpret and construe the Plan.

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     12.  Designation of Beneficiary.

          (a) A Participant may file a written designation of a beneficiary (as indicated in the ESPP Enrollment/Change Form or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

     13. Transferability. Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Paragraph 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with Paragraph 9.

     14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     15. Reports. Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan. Statements of Payroll Deduction Accounts will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     16. Adjustments Upon Changes in Capitalization. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of

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          which  shares of any class of stock  shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company. Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.

          In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this paragraph shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

     17. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its stockholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as required.

     18. Notices. All notices or other communications by a Participant to the Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

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     19.  Stockholder  Approval.  Commencement  of the Plan  shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

     20. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     21. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Paragraph 19. It shall continue in effect for a term of ten years unless sooner terminated under Paragraph 17.

     22. No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.

     23. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     24. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

     25. Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives and upon the Employer, its


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          successors and assigns.

     26. Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     27. Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

     28. No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegates) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     29. Participating Employers. This Plan shall constitute the employee stock purchase plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least 30 days prior to such Enrollment Date.

     30. No Guarantee of Interests or Tax Treatment. Neither the Committee nor the Company guarantees the Common Stock from loss or depreciation. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.

     31. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

IN WITNESS WHEREOF, this Amended and Restated Employee Stock Purchase Plan has been executed effective this 16th day of May, 2001.

                                    OAO TECHNOLOGY SOLUTIONS, INC.


Attest:/s/ Dianne R. Sagner         By:/s/ Chris M. Hazell
       ---------------------           ----------------------------
Dianne R. Sagner                    Chris M. Hazell
General Counsel and Secretary       Vice President Human Resources/
                                                     Administration

                                    Exhibit A

                          Employee Stock Purchase Plan

                             Enrollment/Change Form



Simply complete and sign the form on the back of this sheet and return it to your Human Resources office to arrive no later than the last day of the calendar quarter (March 31, June 30, September 30, or December 31). Your enrollment will be effective with the first paycheck of the following quarter.



Make sure you follow these steps:

     o    Read and sign the Enrollment/Change Form on the reverse side

     o    Designate a Beneficiary

     o Determine how much you would like to contribute for the current Offering Period by marking the appropriate percentage box

     o    Make a copy of the Completed Form for your own records

     o    Return the Form to your Human Resources Representative

[OAO TECHNOLOGY SOLUTIONS LOGO OMITTED]

                  Securities Trading Acknowledgment, Disclosure and Employee Stock Purchase Plan (ESPP) Enrollment/Change Form

1. I acknowledge receipt of the Statement of Company Policy on Securities Trades by Company Personnel ("Statement of Policy").

2. I have read and understand the Statement of Company Policy and agree to comply with its terms.

3. I understand that a violation of the Statement of Company Policy may be considered grounds for termination of my employment or other disciplinary action by the Company. Of course, such a violation also may lead to civil or criminal liability.

I acknowledge that I have read and understand the terms of the Plan and by returning this Election Notice I shall constitute my election to participate therein and my authorization for the payroll deduction indicated below to pay the purchase price of the stock I will purchase under the Plan.

By returning this Election Notice I, an employee of OAO Technology Solutions, Inc. or any of its wholly owned participating subsidiaries ("The Company"), pursuant to its Employee Stock Purchase Plan ("The Plan"), hereby elect and agree to purchase from the Company shares of its Common Stock according to the terms of the Plan. In accordance therewith, my participation authorizes the instructed payroll deduction and I understand I may cancel my enrollment at any time, but I can only change deductions at the beginning of each Plan period. The withholding amount is subject to limits that may be established by the Company under the stock purchase plan.

Neither OAO Technology Solutions, Inc. nor any of its employees, agents, successors, assigns or affiliates shall be liable to you or other third party for any direct, indirect, incidental, special, or consequential damages arising out of use of this service or inability to gain access to or use the services or out of breach of any warranty.

OAO Technology Solutions, Inc. does not provide any legal, tax, or accounting advice or advice regarding the suitability or profitability of a security investment, nor does it give express or implied warranties with respect to information. Employees agree to indemnify and hold OAO Technology Solutions, Inc. harmless in stock purchase transactions as well as payroll deductions.

Check One:    |_| New Enrollment        |_| Change            |_|Drop Enrollment

Elect Payroll Deduction Percentage by Checking the Appropriate Box:

               1% |_| 4% |_| 7% |_| 10% |_| 13% |_|

               2% |_| 5% |_| 8% |_| 11% |_| 14% |_|

               3% |_| 6% |_| 9% |_| 12% |_| 15% |_|

Beneficiary Designation: In the event of my death, I hereby designate the following as my beneficiary to receive all payments and Shares due me and not yet paid or issued under the Plan, pursuant to Paragraph 12 of the Plan:

---------------------------------------------------------
Beneficiary Name                                Relationship

---------------------------------------------------------
Signature                                       Date

---------------------------------------------------------
Printed Name of Participant                     Social Security Number

---------------------------------------------------------
                   Address              Day Time Phone


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